UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

TAO Minerals Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-4995	20-1682702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra. 32#1B
Sur 51, Medellin, Columbia

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 726-0602

Copies to:
Michael Ference, Esq.
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02  Unregistered Sales of Equity Securities.

On April 4, 2008, TAO Minerals, Ltd. (the “Company”) entered into a Securities Purchase Agreement with Outboard Investments Ltd. for the sale of 10% convertible notes (the “Notes”) in the aggregate principal amount of $1,000,000 (the “Purchase Price”) of which $125,000 was advanced on April 9, 2008. The second installment of $875,000 will be advanced within 5 days of the effectiveness of a registration statement filed with the SEC which includes the shares of Common Stock of the Company into which the Notes are convertible. The Notes bear interest of 10% per annum and mature on April 4, 2011. The Notes are convertible into shares of the Company’s common stock at a price equal to 50% percent of the of the average of the volume weighted average price of the shares of the Company’s common Stock during the five trading days immediately preceding a conversion date.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock underlying the Notes on or prior to 45 days following the closing date (the “Filing Deadline”) and to use its best efforts to have the Registration Statement declared effective within 120 days after filing (the “Effectiveness Deadline”).  If the registration statement is not filed by the Filing Date or not declared effective by the Effectiveness Deadline or the Company fails to file an acceleration request within 5 business days after being notified that the Registration Statement will not be reviewed or is not subject to further review, the Company is required to pay liquidated damages to the investor equal to 1% per month, up to a maximum of 10% of the Purchase Price.

The Notes were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated April 4, 2008
10.2	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO Minerals, Ltd.

Date: April 11, 2008	By:	/s/ Julio De Leon
Julio De Leon
Chief Financial Officer

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